Filed Pursuant to Rule 424(b)(3)
Registration Number 333-107177
PROSPECTUS SUPPLEMENT
(To Prospectus dated October 7, 2003)

$150,000,000

Senior Convertible Notes due 2023

Common Stock, par value $1.00 per share

     This document supplements the prospectus of Alaska Air Group, Inc., dated October 7, 2003, relating to the notes issued in a private placement in March 2003 and the common stock issuable upon conversion of the notes. The information in this prospectus supplement replaces and supersedes the information set forth under the heading “Selling Security Holders” in the prospectus dated October 7, 2003.

     This prospectus supplement is incorporated by reference into, and should be read in conjunction with, the prospectus dated October 7, 2003. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus dated October 7, 2003.

     We have not applied for listing of the notes on any securities exchange or for quotation through any automated quotation system. The notes were offered to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

     You should consider carefully the risks that we have described in “Risk Factors” beginning on page 4 of the prospectus dated October 7, 2003.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 4, 2003

SELLING SECURITY HOLDERS

      We originally issued the notes in a private placement in March 2003. The notes were resold by the initial purchasers to “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act in transactions exempt from registration under the Securities Act. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the notes listed below and shares of our common stock issued upon conversion of those notes. When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table below, as well as the permitted pledgees, donees, assignees, transferees, successors and others who later hold any of the selling securityholders’ interests.

      The table below sets forth the name of each selling securityholder, the principal amount at maturity of notes, as of November 4, 2003, that each selling securityholder may offer pursuant to this prospectus and the number of shares of our common stock into which those notes are convertible. Unless set forth below, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

      We have prepared the table below based on information given to us by the selling securityholders on or prior to November 4, 2003. However, any or all of the notes or shares of our common stock listed below may be offered for sale pursuant to this prospectus by the selling securityholders from time to time. Accordingly, no estimate can be given as to the amounts of notes or our common stock that will be held by the selling securityholders upon consummation of any sales pursuant to this prospectus. In addition, the selling securityholders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date as of which the information in the table is presented.

      Information about the selling securityholders may change over time. Any changed information will be set forth in prospectus supplements to the extent we are advised of the changes. From time to time, additional information concerning ownership of the notes and our common stock may rest with certain holders thereof not named in the table below and of whom we are unaware.

	Original Principal			Number of Shares of
	Amount of Notes	Perentage of Notes	Number of Shares of	Common Stock	Number of Shares of
	Beneficially Owned	Outstanding Before	Common Stock Held	Offered for Sale(1)	Common Stock Held
Name	That May be Sold	Offering*	Before Offering(1)	(2)	After Offering(3)

1976 Distribution Trust FBO A.R. Lauder / Zinterhofer(4)	9,000	*	346	346	—
2000 Revocable Trust FBO A.R. Lauder / Zinterhofer (5)	9,000	*	346	346	—
Advent Convertible Master (Cayman) L.P. (6)	7,683,000	5.12	295,499	295,499	—
Aftra Health Fund(a) (7)	270,000	*	10,384	10,384	—
AIG DKR SoundShore Oasis Holding Fund Ltd. (8)	1,000,000	*	38,461	38,461	—
AIG DKR SoundShore Strategic Holding Fund Ltd.(9)	1,000,000	*	38,461	38,461	—
Alcon Laboratories(10)	465,000	*	17,884	17,884	—
Allentown City Firefighters Pension Plan(11)	14,000	*	538	538	—
Allentown City Officers & Employees Pension Fund (12)	20,000	*	769	769	—
Allentown City Police Pension Plan (13)	280,000	*	10,769	10,769	—
Alpha US Sub Fund 4 LLC (14)	336,000	*	12,923	12,923	—
Arapahoe County Colorado (15)	58,000	*	2,230	2,230	—
Argent Classic Convertible Arbitrage Fund L.P. (16)	300,000	*	11,538	11,538	—
Argent Classic Convertible Arbitrage Fund II, L.P. (17)	100,000	*	3,846	3,846	—
Argent Classic Convertible Arbitrage (Bermuda) Fund Ltd. (18)	700,000	*	26,923	26,923	—
Argent Low Lev Convertible Arbitrage Fund LLC (19)	300,000	*	11,538	11,538	—
Argent Low Lev Convertible Arbitrage Fund Ltd. (20)	1,800,000	1.20	69,230	69,230	—
Arlington County Employees Retirement System	409,000	*	15,730	15,730	—
Asante Health Systems (21)	803,000	*	30,884	30,884	—
Banc of America Capital Management, LLC (22)(a)	1,350,000	*	51,923	51,923	—
Barclays Global Investors Diversified Alpha Plus Funds c/o Forest Investment Mngt. LLC (23)(a)	487,000	*	18,730	18,730	—
BNP Paribas Arbitrage (24)	6,500,000	4.33	249,999	249,999	—
BNP Paribas Equity Strategies, SNC (25)	627,000	*	36,775	24,115	12,660
BP Amoco PLC Master Trust (26)	482,000	*	18,538	18,538	—
British Virgin Islands Social Security Board (27)	105,000	*	4,038	4,038	—
Calamos Convertible Fund — Calamos Investment Trust (28)	2,500,000	1.67	96,153	96,153	—

	Original Principal			Number of Shares of
	Amount of Notes	Percentage of Notes	Number of Shares of	Common Stock	Number of Shares of
	Beneficially Owned	Outstanding Before	Common Stock Held	Offered for Sale(1)	Common Stock Held
Name	That May be Sold	Offering*	Before Offering(1)	(2)	After Offering(3)

Calamos Market Neutral Fund - Calamos Investment Trust (29)	2,500,000	1.67	96,153	96,153	—
City and County of San Francisco Retirement System (30)	1,776,000	1.18	68,307	68,307	—
City of New Orleans (31)	245,000	*	9,423	9,423	—
City University of New York (32)	181,000	*	6,961	6,961	—
CNH CA Master Account, L.P. (33)	2,100,000	1.40	80,769	80,769	—
Convertible Securities Fund (34)	20,000	*	769	769	—
Coastal Convertibles LTD (35)	1,000,000	*	38,461	38,461	—
CooperNeff Convertible Strategies (Cayman) Master Fund, L.P.	681,000	*	32,664	26,192	6,472
Delaware Pubic Employees Retirement System (36)	1,862,000	1.24	71,615	71,615	—
Deutsche Bank Securities, Inc. (37)(a)	4,309,000	2.87	165,730	165,730	—
Forest Fulcrum Fund LP (38)(a)	1,344,000	*	51,692	51,692	—
Forest Global Convertible Fund Ltd., Class A-5 (39)(a)	5,017,000	3.34	192,961	192,961	—
Forest Multi-Strategy Master Fund SPC, on behalf of its Multi-Strategy segregated portfolio (40)(a)	1,681,000	1.12	64,653	64,653	—

	Original Principal			Number of Shares of
	Amount of Notes	Percentage of Notes	Number of Shares of	Common Stock	Number of Shares of
	Beneficially Owned	Outstanding Before	Common Stock Held	Offered for Sale(1)	Common Stock Held
Name	That May be Sold	Offering*	Before Offering(1)	(2)	After Offering(3)

Georgia Municipal (41)	28,000	*	1,076	1,076	—
The Grable Foundation (42)	97,000	*	3,730	3,730	—
Grady Hospital Foundation (43)	159,000	*	6,115	6,115	—
HFR Arbitrage Fund (44)	380,000	*	14,615	14,615	—
HFR CA Select Fund (45)	800,000	*	30,769	30,769	—
Hotel Union & Hotel Industry of Hawaii Pension Plan (46)	170,000	*	6,538	6,538	—
Independence Blue Cross (47)	502,000	*	19,307	19,307	—
Jeffreies and Company Inc. (48)	4,000	*	153	153	—
KBC Financial Products USA Inc. (49)(a)	1,090,000	*	41,923	41,923	—
KBC Financial Products (Cayman Islands) Ltd. (50)	3,515,000	2.34	135,192	135,192	—
Laurel Ridge Capital, L.P. (51)	1,000,000	*	38,461	38,461	—
LLT Limited (52)(a)	236,000	*	9,076	9,076	—
Lyxor/Forest Fund Ltd. c/o Forest Investment Mngt LLC (53)(a)	2,112,000	1.41	81,230	81,230	—
Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent (54)	500,000	*	19,230	19,230	—
Mainstay Convertible Fund (55)(a)	4,470,000	2.98	171,922	171,922	—
Mainstay VP Convertible Fund (56)(a)	2,120,000	*	81,538	81,538	—

	Original Principal			Number of Shares of
	Amount of Notes	Percentage of Notes	Number of Shares of	Common Stock	Number of Shares of
	Beneficially Owned	Outstanding Before	Common Stock Held	Offered for Sale(1)	Common Stock Held
Name	That May be Sold	Offering*	Before Offering(1)	(2)	After Offering(3)

Merrill Lynch Insurance Group (57)	402,000	*	15,461	15,461	—
Municipal Employees (58)	286,000	*	10,999	10,999	—
Nations Convertible Securities Fund (59)	1,330,000	*	51,153	51,153	—
New Orleans Firefighters Pension / Relief Fund (60)	163,000	*	6,269	6,269	—
New York Life Insurance Company (Post 82) (61)(a)	4,900,000	3.27	188,461	188,461	—
New York Life Insurance Company (Pre 82) (62)(a)	2,245,000	1.50	86,346	86,346	—
New York Life Separate Account #7 (63)(a)	105,000	*	4,038	4,038	—
Occidental Petroleum Corporation (64)	323,000	*	12,423	12,423	—
Ohio Bureau of Workers Compensation (65)	217,000	*	8,346	8,346	—
Policeman and Firemen Retirement System of the City of Detroit (66)	675,000	*	25,961	25,961	—
Polygon Global Opportunities Master Fund (67)	3,000,000	2.00	115,384	115,384	—
Pro-mutual (68)	902,000	*	34,692	34,692	—
Relay 11 Holdings Co. c/o Forest Investment Mngt. LLC (69)(a)	308,000	*	11,846	11,846	—
RBC Alternative Assets LP c/o Forest Investment Mngt. LLC (70)(a)	410,000	*	15,769	15,769	—
San Diego County Employee Retirement Association (71)	1,000,000	*	38,461	38,461	—
Silverback Master Ltd.	3,500,000	2.33	134,615	134,615	—

	Original Principal			Number of Shares of
	Amount of Notes	Percentage of Notes	Number of Shares of	Common Stock	Number of Shares of
	Beneficially Owned	Outstanding Before	Common Stock Held	Offered for Sale(1)	Common Stock Held
Name	That May be Sold	Offering*	Before Offering(1)	(2)	After Offering(3)

Singlehedge U.S Convertible Arbitrage Fund	103,000	*	3,961	3,961	—
Sphinx Convertible Arb Fund Faster Fund Ltd. (72)	179,000	*	6,884	6,884	—
Sphinx Convertible Arbitrage SPC c/o Forest Investment Mngt. LLC (73)(a)	179,000	*	6,884	6,884	—
SSI Blended Market Neutral L.P. (74)	326,000	*	12,538	12,538	—
SSI Hedge Convertible Market Neutral L.P. (75)	352,000	*	13,538	13,538	—
State of Maryland Retirement Agency (76)	3,843,000	2.56	147,807	147,807	—
Sturgeon Limited (77)	89,000	*	3,423	3,423	—
Tag Associates (78)	71,000	*	2,730	2,730	—
TCW Group, Inc. (79)	4,390,000	2.93	168,845	168,845	—
Topanga XI	1,146,000	*	44,076	44,076	—
Trustmark Insurance (80)	837,000	*	32,192	32,192	—
Univest Convertible Arbitrage Fund Ltd. c/o Forest Investment Mngt. LLC (81)(a)	308,000	*	11,846	11,846	—
Viacom Inc. Pension Plan Master Trust (82)	15,000	*	576	576	—
Wolverine Asset Management, LLC (83)	2,229,000	1.49	85,730	85,730	—
Xavex Convertible 4 Fund c/o Forest Investment Mngt. LLC (84)(a)	225,000	*	8,653	8,653	—
Xavex Convertible Arbitrage 2 Fund (85)	100,000	*	3,846	3,846	—
Zazove Convertible Arbitrage Fund L.P. (86)	1,250,000	*	48,076	48,076	—

	Original Principal			Number of Shares of
	Amount of Notes	Percentage of Notes	Number of Shares of	Common Stock	Number of Shares of
	Beneficially Owned	Outstanding Before	Common Stock Held	Offered for Sale(1)	Common Stock Held
Name	That May be Sold	Offering*	Before Offering(1)	(2)	After Offering(3)

Zazove Income Fund, L.P. (87)	1,200,000	*	46,153	46,153	—
Zurich Institutional Benchmarkers Master Fund, Ltd. (88)	2,000,000	1.33	76,923	76,923	—
Zurich Institutional Benchmark Master Fund c/o Argent (89)	100,000	*	3,846	3,846	—
Zurich Institutional Benchmarks Master Fund Ltd. (90)	1,293,000	*	49,730	49,730	—
Any other holder of notes or future transferee from any such holder (91)	42,493,000	28.33%	1,634,344	1,634,344	—
Total	150,000,000	100.00%	5,788,357	5,769,225	19,132

          *          Less than 1%

1)	The number of conversion shares shown in the table above assumes conversion of the full amount of notes held by such holder at the initial conversion rate of 38.4615 shares per $1,000 principal amount at maturity of notes. This conversion rate is subject to certain adjustments. Accordingly, the number of shares of common stock issuable upon conversion of the notes may increase or decrease from time to time. Under the terms of the indenture, fractional shares will not be issued upon conversion of the notes. Cash will be paid instead of fractional shares, if any. As of October 31, 2003, we had 26,707,579 shares of common stock outstanding.

2)	The shares of common stock that may be sold upon conversion of the notes by any selling securityholder will not represent 1% or more of our outstanding common stock, except Advent Convertible Master (Cayman) L.P.(1.1%).

3)	Assumes all of the notes and shares of common stock issuable upon their conversion are sold in the offering.

4)	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

5)	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

6)	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

7)	The selling security holder is a fund of Mackay Shields, LLC, an indirect wholly-owned subsidiary of New York Life Insurance Company.

8)	DKR Capital Partners L.P. (“DKR LP”) is a registered investment advisor with the Securities and Exchange Commission and as such, serves as the managing general partner of the investment manager to AIG DKR SoundShore Oasis Holding Fund Ltd. (the “Fund”). DKR LP has retained certain individuals to act as the portfolio manager to the Fund managed by DKR LP. As such, DKR LP and certain portfolio managers have shared dispositive and voting power over the securities.

9)	DKR Capital Partners L.P. (“DKR LP”) is a registered investment advisor with the Securities and Exchange Commission and as such, serves as the managing general partner of the investment manager to AIG DKR SoundShore Strategic Holding Fund Ltd. (the “Fund”). DKR LP has retained certain individuals to act as the portfolio manager to the Fund managed by DKR LP. As such, DKR LP and certain portfolio managers have shared dispositive and voting power over the securities.

10.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

11.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

12.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

13.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

14.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

15.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

16.	Nathaniel Brown, as principal of this entity, exercises sole voting or dispositive power with respect to these securities.

17.	Nathaniel Brown, as principal of this entity, exercises sole voting or dispositive power with respect to these securities.

18.	Nathaniel Brown, as principal of this entity, exercises sole voting or dispositive power with respect to these securities.

19.	Nathaniel Brown, as principal of this entity, exercises sole voting or dispositive power with respect to these securities.

20.	Nathaniel Brown, as principal of this entity, exercises sole voting or dispositive power with respect to these securities.

21.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

22.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

23.	Includes $20,000 aggregate principal amount held by Convertible Securities Fund and $130,000 aggregate principal amount held by Nations Convertible Securities Fund, each an affiliate of Banc of America Capital Management, LLC. Eddie L. Cassens, CFA, Managing Director and Yangfang C. Yan, Portfolio Manager, of Bank of America Capital Management, LLC share voting and dispositive power with respect to these securities.

24.	The selling securityholder is controlled by Forest Partners II LP, of which Michael A. Boyd is General Partner. Michael A. Boyd is the principal of Michael A. Boyd Inc. and exercises sole voting and dispositive power with respect to these securities.

25.	Mike Cohen – Vice President of EQD Convertibles Trading at BNP Paribas, has voting and dispositive power over these securities.

26.	SSI Investment Management, Inc., exercises sole voting or dispositive power with respect to these securities. Major shareholders of SSI Investment Management are John Gottfurcht, George Douglas and Amy Jo Gottfurcht.

27.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

28.	Nick Calamos, as Senior Executive Vice President, Chief Investment Officer and Director of Investments for Calamos Asset Management, Inc., has sole voting or dispositive power with respect to these securities.

29.	Nick Calamos, as Senior Executive Vice President, Chief Investment Officer and Director of Investments for Calamos Asset Management, Inc., has sole voting or dispositive power with respect to these securities.

30.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

31.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

32.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

33.	CNH Partners, LLC is the Investment Advisor of the Selling Security Holder and has sole voting and dispositive power over the Registrable Securities. Investment Principals for the Advisor are Rober Krail, Mark Mitchell, and Todd Pulvino. They have voting and dispositive power over these securities.

34.	Eddie L. Cassens, CFA, Managing Director and Yangang C. Yan, Portfolio Manager have voting and dispositive power over these securities.

35.	Jay Lurie, a principal of Harbor Capital Management LLC, has voting and dispositive power over these securities.

36.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

37.	Includes $1,609,000 aggregate principal amount held by Deutsche Bank Securities, Inc. (“Deutsche Bank”) and $2,700,000 aggregate principal amoung held by DBAG — London, an affiliate of Deutsche Bank. Deutsche Bank is a reporting company under the Securities Exchange Act of 1934 and exercises sole voting and dispositive power with respect to these securities.

38.	The selling securityholder is controlled by Forest Partners II LP, of which Michael A. Boyd is General Partner. Michael A. Boyd is the principal of Michael A. Boyd Inc. and exercises sole voting and dispositive power with respect to these securities.

39.	The selling securityholder is controlled by Forest Partners II LP, of which Michael A. Boyd is General Partner. Michael A. Boyd is the principal of Michael A. Boyd Inc. and exercises sole voting and dispositive power with respect to these securities.

40.	The selling securityholder is controlled by Forest Partners II LP, of which Michael A. Boyd is General Partner. Michael A. Boyd is the principal of Michael A. Boyd Inc. and exercises sole voting and dispositive power with respect to these securities.

41.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

42.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

43.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

44.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

45.	Gene T. Pretti, a principal of this entity, has voting and dispositive power over the securities.

46.	SSI Investment Management, Inc. exercises sole voting or dispositive power with respect to these securities. Major shareholders of SSI Investment Management are John Gottfurcht, George Douglas and Amy Jo Gottfurcht.

47.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

48.	SSI Investment Management, Inc. exercises sole voting or dispositive power with respect to these securities. Major shareholders of SSI Investment Management are John Gottfurcht, George Douglas and Amy Jo Gottfurcht.

49.	KBC Financial Produccts USA Inc. exercises voting and investing control over any shares of common stock issuable upon conversion of the securities owned by this selling holder. Luke Edwards, Managing Director, exercises voting and investment control on behalf of KBC Financial Products USA Inc.

50.	KBC Financial Products Cayman Islands Ltd. exercises voting and investment control over any securities of common stock issuable upon conversion of the securities owned by the selling holder. Mr. Ivan Rehder, Managing Director, exercises voting and investment control on behalf of KBC Financial Products (Cayman Islands) Ltd.

51.	Van Nguyen, John Illyzzi, Andrew Mitchell, Nathaniel Newlin, Timothy Walton, and Venkatesh Reddy are the controlling persons of Laurel Ridge Capital, L.P. and share voting and dispositive power over these securities.

52.	The selling securityholder is controlled by Forest Partners II LP, of which Michael A. Boyd is General Partner. Michael A. Boyd is the principal of Michael A. Boyd Inc. and exercises sole voting and dispositive power with respect to these securities.

53.	The selling securityholder is controlled by Forest Partners II LP, of which Michael A. Boyd is General Partner. Michael A. Boyd is the principal of Michael A. Boyd Inc. and exercises sole voting and dispositive power with respect to these securities.

54.	Nathaniel Brown, as principal of this entity, exercises sole voting or dispositive power with respect to these securities.

55.	The selling security holder is a fund of Mackay Shields, LLC, an indirect wholly-owned subsidiary of New York Life Insurance Company.

56.	The selling security holder is a fund of Mackay Shields, LLC, an indirect wholly-owned subsidiary of New York Life Insurance Company.

57.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

58.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

59.	Eddie L. Cassens, CFA, Managing Director and Yangang C. Yan, Portfolio Manager share voting and dispositive power over these securities.

60.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

61.	The selling security holder is a fund of Mackay Shields, LLC, an indirect wholly-owned subsidiary of New York Life Insurance Company.

62.	The selling security holder is a fund of Mackay Shields, LLC, an indirect wholly-owned subsidiary of New York Life Insurance Company.

63.	The selling security holder is a fund of Mackay Shields, LLC, an indirect wholly-owned subsidiary of New York Life Insurance Company.

64.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

65.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

66.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

67.	The Board of Directors of Polygon Global Opportunities Master Fund: Alex Jackson, Byron Kruef, Brandon Jones, Erik Caspersen, Greville Ward, Reade Griffith, have voting and dispositive power over these securities.

68.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

69.	The selling securityholder is controlled by Forest Partners II LP, of which Michael A. Boyd is General Partner. Michael A. Boyd is the principal of Michael A. Boyd Inc. and exercises sole voting and dispositive power with respect to these securities.

70.	Forest Investment Mngt. LLC is 100% owned by Forest Partners II LP. Michael A. Boyd Inc., is the General Partner. Michael A. Boyd is the principal of Michael A. Boyd Inc. and exercises sole voting and dispositive power with respect to these securities.

71.	Gene T. Pretti, a principal of this entity, has voting and dispositive power over the securities.

72.	SSI Investment Management, Inc. exercises sole voting or dispositive power with respect to these securities. Major shareholders of SSI Investment Management are John Gottfurcht, George Douglas and Amy Jo Gottfurcht.

73.	The selling securityholder is controlled by Forest Partners II LP, of which Michael A. Boyd is General Partner. Michael A. Boyd is the principal of Michael A. Boyd Inc. and exercises sole voting and dispositive power with respect to these securities.

74.	SSI Investment Management, Inc. has voting and dispositive power over these shares. Major shareholders of SSI Investment Management are John Gottfurcht, George Douglas and Amy Jo Gottfurcht.

75.	SSI Investment Management, Inc. has voting and dispositive power over these shares. Major shareholders of SSI Investment Management are John Gottfurcht, George Douglas and Amy Jo Gottfurcht.

76.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

77.	Sturgeon Limited shares dispositive power with CooperNeff Advisors, Inc. CooperNeff Advisors, Inc. exercises sole voting power with respect to these securities.

78.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

79.	Thomas Lyon, Managing Director of TCW Group, Inc., has voting and dispositive power over these securities.

80.	Advent Capital Management, LLC is the investment advisor of this entity and Paul Latronica, a vice president of the investment advisor, has the power to direct the voting and disposition of the securities held by this entity.

81.	The selling securityholder is controlled by Forest Partners II LP, of which Michael A. Boyd is General Partner. Michael A. Boyd is the principal of Michael A. Boyd Inc. and exercises sole voting and dispositive power with respect to these securities.

82.	SSI Investment Management, Inc. exercises sole voting or dispositive power with respect to these securities. Major shareholders of SSI Investment Management are John Gottfurcht, George Douglas and Amy Jo Gottfurcht.

83.	Rober Bellick, Chris Gust and Eric Henschel share voting and dispositive power with respect to these securities.

84.	The selling securityholder is controlled by Forest Partners II LP, of which Michael A. Boyd is General Partner. Michael A. Boyd is the principal of Michael A. Boyd Inc. and exercises sole voting and dispositive power with respect to these securities.

85.	Nathaniel Brown, as principal of this entity, exercises sole voting or dispositive power with respect to these securities.

86.	Gene T. Pretti, a principal of this entity, has voting and dispositive power over the securities.

87.	Gene T. Pretti, a principal of this entity, has voting and dispositive power over the securities.

88.	Gene T. Pretti, a principal of this entity, has voting and dispositive power over the securities.

89.	Nathaniel Brown, as principal of this entity, exercises sole voting or dispositive power with respect to these securities.

90.	SSI Investment Management, Inc. exercises sole voting or dispositive power with respect to these securities. Major shareholders of SSI Investment Management are John Gottfurcht, George Douglas and Amy Jo Gottfurcht. Zazove Associates LLC exercises sole voting or dispositive power with respect to 1,000,000 of these securities.

91.	Information concerning other selling securityholders will be set forth in prospectus supplements from time to time, if required.

FORWARD-LOOKING INFORMATION

     The following information may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; our significant indebtedness; downgrades of our credit ratings; the competitive environment and other trends in our industry; changes in laws and regulations; changes in our operating costs including fuel; changes in our business plans; interest rates and the availability of financing; liability and other claims asserted against us; labor disputes; our ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see our prospectus dated October 7, 2003 with respect to the notes and the common stock issuable upon conversion thereof, particularly “Risk Factors” beginning on page 4 thereof. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

THIRD QUARTER RESULTS

     On October 21, 2003, we reported third quarter net income of $40.7 million, or $1.52 per share, compared to net income of $12.5 million, or $0.47 per share, in the third quarter of 2002.

     For the nine months ending September 30, 2003, net income was $29.6 million, or $1.11 per share, compared to a net loss of $75.5 million, or $2.84 per share, during the same period in 2002. Excluding government compensation received in 2003 and a write-off of goodwill in 2002, the company’s net loss for the first nine months of 2003 was $14.7 million ($0.55 per share) versus a loss of $24.4 million ($0.92 per share) for 2002. The 2003 government assistance amounted to $71.4 million ($44.3 million after tax) under the Emergency Wartime Supplemental Appropriations Act. The 2002 net loss included $51.4 million, or $1.93 per share, related to the write-off of goodwill in connection with the adoption of Statement of Financial Accounting Standards No. 142.

     Operationally, Alaska Airlines’ passenger traffic in the third quarter increased 12.3 percent on a capacity increase of 9.3 percent. Alaska’s load factor increased 2.0 percentage points to 72.5 percent compared to the same period in 2002. Alaska’s operating revenue per available seat mile (ASM) increased 4.5 percent, while its operating cost per ASM excluding fuel decreased 3.9 percent. Alaska’s pretax income was $50.1 million, compared to $13.1 million in 2002.

     Horizon Air’s passenger traffic in the third quarter increased 9.9 percent on a 6.7 percent capacity increase. Horizon’s load factor increased by 1.9 percentage points to 66.5 percent compared to the same period in 2002. Horizon’s operating revenue per ASM increased 6.7 percent, while its operating cost per ASM excluding fuel decreased 5.1 percent. Horizon’s pretax income was $19.5 million, compared to $5.9 million in 2002.

     We had cash and short-term investments at September 30, 2003 of approximately $749 million compared to $636 million at December 31, 2002. The increased balance reflects the receipt of $71.4 million of government compensation and $123.2 million net proceeds received in connection with the completion of a private placement of floating rate convertible bonds on March 21, 2003. The company’s debt-to-capital ratio, assuming aircraft operating leases are capitalized at seven times annualized rent, was 78 percent at September 30, 2003 compared to 77 percent as of December 31, 2002.

     A summary of financial and statistical data for Alaska Airlines and Horizon as well as a reconciliation of the reported non-GAAP financial measures can be found on pages 15 to 17 below.

     We are the parent company of Alaska Airlines, Inc. and Horizon Air Industries, Inc.

ALASKA AIR GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In Millions Except Per Share Amounts)

	Three Months		Nine Months
	Ended September 30		Ended September 30

	2002	2003	2002	2003

Operating Revenues:
Passenger	$570.7	$645.8	$1,552.0	$1,678.2
Freight and mail	21.1	22.6	59.4	63.6
Other — net	28.8	33.8	85.0	89.7

Total Operating Revenues	620.6	702.2	1,696.4	1,831.5

Operating Expenses:
Wages and benefits	224.1	237.9	638.8	697.5
Contracted services	22.2	24.4	69.3	74.5
Aircraft fuel	82.7	94.7	222.6	265.0
Aircraft maintenance	35.8	42.4	121.3	140.2
Aircraft rent	48.3	49.2	141.6	146.1
Food and beverage service	18.6	17.6	49.9	46.6
Commissions	7.2	4.6	31.1	11.4
Other selling expenses	32.5	31.5	96.2	87.7
Depreciation and amortization	34.4	32.7	100.7	98.2
Loss (gain) on sale of assets	(0.3)	0.1	(0.8)	0.2
Landing fees and other rentals	38.1	43.3	103.9	120.6
Other	51.5	45.0	150.9	139.3

Total Operating Expenses	595.1	623.4	1,725.5	1,827.3

Operating (Loss) Income	25.5	78.8	(29.1)	4.2

Nonoperating Income (Expense):
Interest income	6.0	5.5	16.1	11.5
Interest expense	(11.2)	(13.3)	(34.7)	(38.6)
Interest capitalized	0.6	0.4	1.4	1.9
U.S. government compensation	0.4	—	0.5	71.4
Other — net	(2.0)	(3.2)	8.9	2.7

	(6.2)	(10.6)	(7.8)	48.9

Income (loss) before income tax and accounting change	19.3	68.2	(36.9)	53.1
Income tax expense (benefit)	6.8	27.5	(12.8)	23.5

Income (loss) before accounting change	12.5	40.7	(24.1)	29.6
Cumulative effect of accounting change	—	—	(51.4)	—

Net Income (Loss)	$12.5	$40.7	$(75.5)	$29.6

Basic Earnings (Loss) Per Share:
Earnings (loss) before accounting change	$0.47	$1.53	$(0.91)	$1.11
Cumulative effect of accounting change	—	—	(1.93)	—

Earnings (Loss) Per Share	$0.47	$1.53	$(2.84)	$1.11

Diluted Earnings (Loss) Per Share:
Earnings (loss) before accounting change	$0.47	$1.52	$(0.91)	$1.11
Cumulative effect of accounting change	—	—	(1.93)	—

Earnings (Loss) Per Share	$0.47	$1.52	$(2.84)	$1.11

Shares used for computation:
Basic	26.549	26.660	26.543	26.621
Diluted	26.562	26.796	26.543	26.680

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

	December 31	September 30
(In Millions)	2002	2003

Cash and marketable securities	$636	$749

Total current assets	976	1,123
Property and equipment—net	1,780	1,951
Other assets	125	165

Total assets	$2,881	$3,239

Current liabilities	778	861
Long-term debt and capital lease obligations	857	1,041
Other liabilities and credits	590	654
Shareholders’ equity	656	683

Total liabilities and shareholders’ equity	$2,881	$3,239

Alaska Airlines Financial and Statistical Data

	Three Months Ended September 30						Nine Months Ended September 30

					%					%
Financial Data (in millions):	2002		2003		Change		2002	2003		Change

Operating Revenues:
Passenger	$468.0		$532.5			13.8%	$1,275.5	$1,380.1			8.2%
Freight and mail	19.7		21.4			8.6%	55.6	59.8			7.6%
Other — net	24.7		31.4			27.1%	72.2	83.0			15.0%

Total Operating Revenues	512.4		585.3			14.2%	1,403.3	1,522.9			8.5%

Operating Expenses:
Wages and benefits	184.9		198.7			7.5%	524.1	578.7			10.4%
Contracted services	18.9		20.5			8.5%	59.8	60.9			1.8%
Aircraft fuel	70.7		81.6			15.4%	190.1	227.6			19.7%
Aircraft maintenance	31.6		35.2			11.4%	103.3	117.7			13.9%
Aircraft rent	32.1		31.1			-3.1%	95.7	92.8			-3.0%
Food and beverage service	17.8		17.0			-4.5%	47.9	44.8			-6.5%
Commissions	13.2		17.6			33.3%	43.9	38.0		-13.4%
Other selling expenses	26.1		25.8			-1.1%	78.8	71.0			-9.9%
Depreciation and amortization	29.2		29.7			1.7%	85.7	87.8			2.5%
Loss on sale of assets	0.5		0.8		NM		0.7	1.3		NM
Landing fees and other rentals	30.1		33.6			11.6%	82.2	93.5			13.7%
Other	38.5		34.5		-10.4%		111.3	102.9			-7.5%

Total Operating Expenses	493.6		526.1			6.6%	1,423.5	1,517.0			6.6%

Operating Income (Loss)	18.8		59.2		NM		(20.2)	5.9		NM

Interest income	6.4		4.6				17.5	10.3
Interest expense	(11.3)		(11.2)				(35.0)	(33.9)
Interest capitalized	0.5		0.2				1.0	1.3
U.S. government compensation	0.2		—				0.3	52.8
Other — net	(1.5)		(2.7)				7.7	2.7

	(5.7)		(9.1)				(8.5)	33.2

Income (Loss) Before Income Tax and Accounting Change	$13.1		$50.1		NM		$(28.7)	$39.1		NM

Operating Statistics:
Revenue passengers (000)	3,978		4,280			7.6%	10,787	11,335			5.1%
RPMs (000,000)	3,673		4,126			12.3%	10,022	10,946			9.2%
ASMs (000,000)	5,207		5,693			9.3%	14,602	15,611			6.9%
Passenger load factor	70.5%		72.5%		2.0	pts	68.6%	70.1%		1.5	pts
Breakeven load factor	69.4%		65.9%		-3.5	pts	71.4%	71.6%		0.2	pts
Yield per passenger mile	12.74	¢	12.91	¢		1.3%	12.73 ¢	12.61	¢		-0.9%
Operating revenue per ASM	9.84	¢	10.28	¢		4.5%	9.61 ¢	9.76	¢		1.5%
Operating expenses per ASM (a)	9.48	¢	9.24	¢		-2.5%	9.75 ¢	9.72	¢		-0.3%
Operating expenses per ASM excluding fuel (a)	8.12	¢	7.81	¢		-3.9%	8.45 ¢	8.26	¢		-2.2%
Fuel cost per gallon	81.6	¢	88.7	¢		8.7%	77.9 ¢	89.6	¢		15.0%
Fuel gallons (000,000)	86.6		92.0			6.2%	243.9	253.9			4.1%
Average number of employees	10,465		10,114			-3.4%	10,167	10,079			-0.9%
Aircraft utilization (blk hrs/day)	11.2		11.1			-0.9%	10.7	10.6			-0.9%
Operating fleet at period-end	102		109			6.9%	102	109			6.9%

NM = Not Meaningful

(a)  See Note 1 on Page 17

Note:
Certain reclassifications have been made to the September 30, 2002 statements of operations to conform to the September 30, 2003 presentation.

Horizon Air Financial and Statistical Data

	Three Months Ended September 30				Nine Months Ended September 30

			%					%
Financial Data (in millions):	2002	2003	Change		2002	2003		Change

Operating Revenues:
Passenger	$110.0	$127.2		15.6%	$294.9	$326.8			10.8%
Freight and mail	1.4	1.2		-14.3%	3.8	3.8			0.0%
Other — net	5.2	4.3		-17.3%	16.4	11.7		-28.7%

Total Operating Revenues	116.6	132.7		13.8%	315.1	342.3			8.6%

Operating Expenses:
Wages and benefits	38.7	39.2		1.3%	113.2	118.8			4.9%
Contracted services	5.3	5.7		7.5%	15.6	18.4			17.9%
Aircraft fuel	12.0	13.1		9.2%	32.5	37.4			15.1%
Aircraft maintenance	4.2	7.2		71.4%	18.0	22.5			25.0%
Aircraft rent	16.2	18.1		11.7%	45.9	53.3			16.1%
Food and beverage service	0.8	0.6		-25.0%	2.0	1.8		-10.0%
Commissions	1.3	0.9		-30.8%	5.7	2.1		-63.2%
Other selling expenses	6.4	5.7		-10.9%	17.4	16.7			-4.0%
Depreciation and amortization	4.9	2.7		-44.9%	13.9	9.5		-31.7%
Gain on sale of assets	(0.7)	(0.7)	NM		(1.4)	(1.1)		NM
Landing fees and other rentals	8.6	10.3		19.8%	22.8	28.2			23.7%
Other	12.5	9.7		-22.4%	37.5	32.6			-13.1%

Total Operating Expenses	110.2	112.5		2.1%	323.1	340.2			5.3%

Operating Income (Loss)	6.4	20.2		215.6%	(8.0)	2.1		-126.3%

Interest income	0.2	0.2			0.6	0.5
Interest expense	(0.6)	(0.6)			(1.6)	(1.9)
Interest capitalized	0.1	0.2			0.4	0.6
Government compensation	0.2	—			0.2	18.6
Other — net	(0.4)	(0.5)			1.3	—

	(0.5)	(0.7)			0.9	17.8

Income (Loss) Before Income Tax and Accounting Change	$5.9	$19.5	NM		$(7.1)	$19.9		NM

Operating Statistics:
Revenue passengers (000)	1,334	1,376		3.1%	3,621	3,671			1.4%
RPMs (000,000)	424	466		9.9%	1,128	1,224			8.5%
ASMs (000,000)	657	701		6.7%	1,795	1,950			8.6%
Passenger load factor	64.6%	66.5%	1.9	pts	62.8%	62.8%		0.0	pts
Breakeven load factor	61.6%	56.2%	-5.4	pts	65.0%	62.8%		-2.2	pts
Yield per passenger mile	25.92 ¢	27.29 ¢		5.3%	26.15 ¢	26.70	¢		2.1%
Operating revenue per ASM	17.74 ¢	18.93 ¢		6.7%	17.55 ¢	17.56	¢		0.1%
Operating expenses per ASM	16.76 ¢	16.05 ¢		-4.3%	17.99 ¢	17.45	¢		-3.0%
Operating expenses per ASM excluding fuel (a)	14.94 ¢	14.18 ¢		-5.1%	16.18 ¢	15.53	¢		-4.0%
Fuel cost per gallon	81.9 ¢	90.3 ¢		10.3%	80.1 ¢	91.9	¢		14.7%
Fuel gallons (000,000)	14.7	14.5		-1.4%	40.6	40.7			0.2%
Average number of employees	3,518	3,368		-4.3%	3,463	3,375			-2.5%
Aircraft utilization (blk hrs/day)	7.7	8.2		6.5%	7.4	7.9			6.8%
Operating fleet at period-end	63	61		-3.2%	63	61			-3.2%

NM = Not Meaningful

(a)  See Note 1 on Page 17

Note:
Certain reclassifications have been made to the September 30, 2002 statements of operations to conform to the September 30, 2003 presentation.

Note 1:

Pursuant to new guidelines issued by the Securities and Exchange Commission, we are providing the following reconciliation of non-GAAP performance indicators to their comparable financial measures reported on a GAAP basis. Our disclosure of operating costs and cost per available seat mile, excluding fuel, provides us the ability to measure and monitor our performance both with and without the cost of aircraft fuel as both the cost and availability of fuel are subject to economic and political factors beyond our control. We also believe that disclosing net income (loss) and diluted earnings (loss) per share excluding non-recurring items is helpful to investors in evaluating our operational performance because we believe the reimbursements received from the government and the write-off of goodwill are non-recurring events. The following table reconciles operating expenses excluding fuel and operating expense per ASM excluding fuel for Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.:
($ in millions)	Three Months Ended September 30				Nine Months Ended September 30

	2002		2003		2002		2003

Operating expenses	$493.6		$526.1		$1,423.5		$1,517.0
ASMs (000,000)	5,207		5,693		14,602		15,611
Operating expenses per ASM	9.48	¢	9.24	¢	9.75	¢	9.72	¢

Operating expenses	$493.6		$526.1		$1,423.5		$1,517.0
Less: aircraft fuel	70.7		81.6		190.1		227.6

Operating expense excluding fuel	$422.9		$444.5		$1,233.4		$1,289.4
ASMs (000,000)	5,207		5,693		14,602		15,611
Operating expense per ASM excluding fuel	8.12	¢	7.81	¢	8.45	¢	8.26	¢

Horizon Air Industries, Inc.:
($ in millions)
	2002		2003		2002		2003

Operating expenses	$110.2		$112.5		$323.1		$340.2
ASMs (000,000)	657		701		1,795		1,950
Operating expenses per ASM	16.76	¢	16.05	¢	17.99	¢	17.45	¢

Operating expenses	$110.2		$112.5		$323.1		$340.2
Less: aircraft fuel	12.0		13.1		32.5		37.4

Operating expense excluding fuel	$98.2		$99.4		$290.6		$302.8
ASMs (000,000)	657		701		1,795		1,950
Operating expense per ASM excluding fuel	14.94	¢	14.18	¢	16.18	¢	15.53	¢

The following table summarizes Alaska Air Group, Inc.’s net earnings (loss) and diluted income (loss) per share during 2002 and 2003 excluding certain non-recurring items and as reported in accordance with GAAP (dollars in millions):

	Three Months Ended September 30,

	2002		2003

	Dollars	Earnings Per Share	Dollars	Earnings Per Share

Net income and diluted EPS excluding Government compensation	$12.2	$0.46	$40.7	$1.52
Government compensation, net of tax	0.3	0.01	—	—

Reported GAAP amounts	$12.5	$0.47	$40.7	$1.52

	Nine Months Ended September 30,

	2002		2003

	Dollars	Loss Per Share	Dollars	Earnings Per Share

Net income (loss) and diluted earnings (loss) per share excluding non-recurring items	($24.4)	($0.92)	($14.7)	($0.55)
Change in accounting principle relating to goodwill	(51.4)	($1.93)	—	—
Government compensation, net of tax	0.3	0.01	44.3	1.66

Reported GAAP amounts	($75.5)	($2.84)	$29.6	$1.11